As filed with the Securities and Exchange Commission on October 28, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bronco Drilling Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1381	20-2902156
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue

Suite 100

Oklahoma City, OK 73134

(405) 242-4444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Frank Harrison

Chief Executive Officer

Bronco Drilling Company, Inc.

14313 North May Avenue

Suite 100

Oklahoma City, OK 73134

(405) 242-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C. Gemma Descoteaux Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue Suite 4100 Dallas, TX 75201 (214) 969-2800	Robert G. Reedy Porter & Hedges, L.L.P. 1000 Main Street 36th Floor Houston, TX 77002 (713) 226-6674

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-128861

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	575,000	$23.00	$13,225,000	$1,557

(1)	Includes 75,000 shares of common stock that may be sold to cover the exercise of an overallotment option granted to the underwriters.

(2)	In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-128861), as amended, is registered hereby.

(3)	The registrant previously registered 3,450,000 shares of common stock on its Registration Statement on Form S-1 (File No. 333-128861), for which a filing fee of $10,721 was previously paid upon the filing of such Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Bronco Drilling Company, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of an additional 575,000 shares of its common stock, par value $0.01 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of our common stock contemplated by the Registration Statement of Form S-1 (File No. 333-128861), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on October 6, 2005 and declared effective by the Commission on October 27, 2005. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits:

Exhibit Number	Description of Exhibits

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Freemon, Shapard and Story

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-128861) filed with the Commission on October 6, 2005 and incorporated by reference herein).

(B) Financial Statement Schedules:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on the 28th day of October, 2005.

BRONCO DRILLING COMPANY, INC.

By:	/S/ D. FRANK HARRISON
D. Frank Harrison Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 28, 2005.

Signature	Title

/S/ D. FRANK HARRISON D. Frank Harrison	Chief Executive Officer and Director (Principal Executive Officer

/S/ ZACHARY M. GRAVES Zachary M. Graves	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

* Mike Liddell	Chairman of the Board and Director

* David L. Houston	Director

* Michael O. Thompson	Director

* Phillip Lancaster	Director

*By:	/S/ D. FRANK HARRISON
D. Frank Harrison Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Freemon, Shapard and Story.

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-128861) filed with the Commission on October 6, 2005 and incorporated by reference herein).